SLR Consulting Ltd
7 Wornal Park, Menmarsh Road, Worminghall, HP18 9PH

Exhibit 23.2

February 23, 2023

CONSENT OF QUALIFIED PERSON

Re: Form 10-K of Alcoa Corporation (the “Company”)

SLR Consulting Limited (“SLR”), in connection with the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “Form 10-K”), consents to:

•

the public filing by the Company and use of the technical report summary titled “Technical Report Summary on the Darling Range, Western Australia,” with an effective date of December 31, 2022 and dated February 23, 2023, and the technical report summary titled “Technical Report Summary for Juruti, Brazil,” with an effective date of December 31, 2021 and dated February 24, 2022 (together, the “Technical Report Summaries”), that were prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, as exhibits to and referenced in the Form 10-K;

•

the incorporation by reference of the Technical Report Summaries into the Company’s Registration Statements on Form S-8 (Nos. 333-214420, 333-214423, 333-218038, and 333-228258) (collectively, the “Registration Statements”);

•

the use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the Form 10-K, the Registration Statements, and the Technical Report Summaries; and

•

any extracts from or a summary of the Technical Report Summaries in the Form 10-K and incorporated by reference in the Registration Statements and the use of any information derived, summarized, quoted, or referenced from the Technical Report Summaries, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 10-K and the Registration Statements.

SLR is responsible for authoring, and this consent pertains to, the Technical Report Summaries. SLR certifies that it has read the Form 10-K and that it fairly and accurately represents the information in the Technical Report Summaries for which it is responsible.

SLR Consulting Limited

Per:

/s/ John R. Walker

John R. Walker, FGS, MIMMM, FIQ
Technical Director, Mining Advisory Europe

www.slrconsulting.com